UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2022

STRAN & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41038	04-3297200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Heritage Drive, Suite 600, Quincy, MA	02171
(Address of principal executive offices)	(Zip Code)

800-833-3309

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRN	The NASDAQ Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $4.81375	STRNW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 13, 2022, Stran & Company, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Trend Promotional Marketing Corporation (d/b/a Trend Brand Solutions), a Texas S-corporation (the “Seller” or “Trend”) and Michael Krauser (“Krauser” or the “Stockholder”), pursuant to which the Company agreed to acquire substantially all of the assets of the Seller used in the Seller’s branding, marketing and promotional products and services business (the “Business”).

Founded in 2010 by Krauser and headquartered in Tomball, Texas, Trend has evolved with the changing needs of customers within the promotional products industry by eliminating common barriers and obstacles through utilization of its proprietary technologies solution, SMART BUY custom buying sites. It is vertically integrated to deliver efficiency and convenience to each client relationship. Annually, Trend builds over 100 SMART BUY sites while managing over 35,000 website transactions and shipping over 8,000 orders from inventory. It ships globally from its Houston, Texas area distribution center and has international factory partnerships to source as close to the end user as possible.

Under the Purchase Agreement, the aggregate purchase price (“Purchase Price”) for the Business will consist of cash payments by the Company to the Seller at and following Closing (as defined below), subject to deduction by application of the SBA Loan (as defined below) and other adjustments described below, and an issuance of a certain number of restricted shares of common stock of the Company to the Stockholder as the Seller’s designee (the “Restricted Shares”), as described below.

At the consummation of the transactions contemplated by the Purchase Agreement (the “Closing”), the Company will pay the Seller the following cash components of the Purchase Price: (a) $175,000 (the “Closing Cash Payment”); (b) an amount equal to the amount paid by the Seller (at cost) for all of the Seller’s Inventory (as defined in the Purchase Agreement) that is on hand as of the date and time of the Closing (the “Closing Date”); and (c) an amount equal to the depreciated value of the Seller’s Fixed Assets (as defined in the Purchase Agreement). At the Closing, the Company will also issue the Restricted Shares in an amount equal to the quotient of $100,000 divided by the daily volume-weighted average price of the Company’s common stock on the Nasdaq Capital Market for the five trading days prior to the Closing Date. Following the Closing, the Company will make four annual installment payments (each, an “Installment Payment,” and severally, the “Installment Payments”) to the Seller, consisting of (i) $37,500 within 45 days of the first anniversary of the Closing Date, (ii) $37,500 within 45 days of the second anniversary of the Closing Date, (iii) $25,000 within 45 days of the third anniversary of the Closing Date, and (iv) $25,000 within 45 days of the fourth anniversary of the Closing Date. The Company will also make the Earnout Payments (as defined below) subsequent to Closing, if applicable.

The “Earnout Payments” required by the Purchase Agreement mean a maximum of four earnout payments to the Seller, to be made within a certain period after each of the first four anniversaries of the Closing Date, in an amount equal to 40% of annual Gross Profit (as defined below) of the Business to the extent that Gross Profit is in excess of $800,000, such annual Gross Profit to be determined based on the immediately trailing 12-month period prior to the applicable Closing Date anniversary. If the Seller is determined to be entitled to an Earnout Payment, such Earnout Payment will be paid on the date that is ten days from the date of such determination. “Gross Profit” means the amount of revenues received from customers specified by the Purchase Agreement or otherwise agreed to by the Company and the Stockholder, less expenses charged by any third party (except the Company and its affiliates) directly related to that job or account. Such expenses include but are not limited to cost of goods sold, decoration, setup fees, third-party warehousing and fulfillment charges, inbound and outbound shipping, duties/taxes, credit card fees and customer specific trade show and event costs. In addition, any in-house warehousing and fulfillment expenses will be included in the calculation of Gross Profit.

The Purchase Price is subject to a number of adjustments. The Closing Cash Payment will be decreased by the amount of any outstanding indebtedness of the Seller or the Business for borrowed money existing as of the Closing Date, other than any indebtedness constituting an Assumed Liability (as defined in the Purchase Agreement), and such deducted amount will be utilized to pay off such outstanding indebtedness. In addition, the Closing Cash Payment and Purchase Price are subject to customary estimated and final working capital adjustment provisions with a target working capital of $0. In the event that any Inventory remains in stock, is included in the Purchased Assets (as defined in the Purchase Agreement), and during the first 24 months following the Closing it is not purchased or become part of a contractual obligation of a client to purchase, then a deduction for such unsold Inventory will be made from the next applicable Installment Payment (and if the amount of the next Installment Payment is not sufficient, then from future Installment Payments until fully deducted). In the event that the Inventory is eventually purchased after such 24-month period, the amount that the Company receives for such Inventory will be credited and paid as part of the next applicable Installment Payment.

The timing and manner of the determination of working capital and Earnout Payment adjustments or payments, and the resolution of any disagreements as to such adjustments or payments, will follow the procedures prescribed by the Purchase Agreement.

The Restricted Shares will be subject to a lock-up agreement pursuant to which the Stockholder will agree not to transfer the stock for a two-year period, except that the Stockholder may sell the Restricted Shares at a rate of 1/8 of the total number of Restricted Shares per quarter, subject to applicable blackout periods during any time that the Stockholder is an employee of the Company, and any other limitations pursuant to any applicable laws. The Restricted Shares will be issued and sold as “restricted securities” (as defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to the exemptions from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Pursuant to the Purchase Agreement, the Seller and the Stockholder represented that the Stockholder is an accredited investor within the meaning of Rule 501(a) of Regulation D, and will be acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Restricted Shares will be offered without any general solicitation by the Company or its representatives. The Restricted Shares carry no registration rights that require or permit the filing of any registration statement in connection with their issuance.

Pursuant to the Purchase Agreement, within 20 days following the execution of the Purchase Agreement, the Company will make a short-term loan to the Seller of $161,000 for the repayment of the Seller’s existing loan to the U.S. Small Business Administration (“SBA”) in the amount of $161,000 (the “SBA Loan”). The Company will make the SBA Loan by making repayment directly to the SBA in accordance with the terms of a payoff letter from the SBA to be provided by the Seller. In connection with the SBA Loan, the Seller and the Stockholder will execute and deliver a secured promissory note to the Company in the amount of $161,000 (the “SBA Note”). The SBA Note will be secured by all the assets of the Seller and will be due and payable on the Closing Date by deduction from the Purchase Price or, if the transactions contemplated by the Purchase Agreement do not close, then the SBA Loan will be repaid by the Seller in six equal monthly installments beginning October 1, 2022 and continuing on the first day of each month thereafter until fully paid. The Seller will request a release of lien from the SBA in connection with the repayment of the SBA Loan and will provide such release of lien to the Buyer as a condition of Closing.

During the period between the date of the Purchase Agreement and the Closing, the Seller agreed to carry on the Business in the ordinary course, and provide the Company with reasonable access to the Business’s books, records, sales representatives and support staff. From the date of the Purchase Agreement until the earlier of the Closing and the termination of the Purchase Agreement, the Company and the Seller must give each other notice of certain events, or lack thereof, which could have certain adverse effects. Until August 6, 2022, the Seller and the Stockholder may not engage in discussions, negotiations, understandings, or agreements relating to any Competitive Transaction (as defined in the Purchase Agreement) and must immediately communicate any proposal relating to a Competitive Transaction to the Company.

The Purchase Agreement contains customary representations, warranties and covenants, including a covenant that the Seller and the Stockholder will not compete with or solicit customers of the Business during the time the Company employs the Stockholder and for an additional period of (i) six (6) months following termination of the Stockholder’s employment with respect to competition (ii) twelve (12) months following termination of the Stockholder’s employment with respect to solicitation of customers.

The Purchase Agreement contains mutual indemnification for breaches of representations and warranties and failure to perform covenants or obligations contained in the Purchase Agreement. In the case of indemnification provided with respect to breaches of certain non-fundamental representations and warranties, the indemnifying party will only become liable for indemnified losses if the amount exceeds an aggregate of $25,000, in which case such party will be liable for all losses relating back to the first dollar. However, this threshold limitation does not apply to claims by the Company for breaches by the Seller or the Stockholder of certain fundamental representations and warranties.

The Seller and the Stockholder agreed to indemnify the Company for (i) any Excluded Liability (as defined in the Purchase Agreement) and (ii) any liability of the Seller which is not an Assumed Liability (as defined in the Purchase Agreement) and which is imposed upon the Company under any bulk transfer law of any jurisdiction or under any common law doctrine of de facto merger or successor liability so long as such liability arises out of the ownership, use or operation of the assets of the Seller, or the operation or conduct of the Business prior to the Closing. The Company indemnified the Seller and the Stockholder for (i) any Assumed Liability and (ii) any liability (other than any Excluded Liability) asserted by a third party against any of the Seller or the Stockholder which arises out of the ownership of the Purchased Assets after the Closing Date or the operation by the Company of the Business conducted with the Purchased Assets after the Closing Date.

In addition to customary indemnification procedural and reimbursement provisions for matters involving third parties, the Purchase Agreement provides that the Company will have the option of recouping all or any part of any indemnified amount by notifying the Stockholder that the Company is reducing the Installment Payments or Earnout Payments by the amount of such indemnified amounts.

The representations and warranties of the Seller and the Stockholder, and the indemnification rights of the Company with respect to such representations and warranties, will survive Closing for a period of 18 months after Closing, except that certain fundamental representations and warrants will continue in effect for a period equal to the applicable statute of limitations. The representations and warranties of the Company, and the indemnification rights of the Seller and the Stockholder with respect to such representations and warranties, will continue in effect for a period equal to the applicable statute of limitations.

The closing of the Purchase Agreement is subject to customary closing conditions, including, without limitation, the completion of due diligence investigations; the receipt of any required consents of any third parties or governmental agencies; and the release of any security interests. In addition, the Company must have entered into an employment agreement with the Stockholder that is in form and substance satisfactory to the Company and the Stockholder, and which provides for employment by the Company of the Stockholder as a Regional Vice President for a four-year term (with automatic one-year renewals unless terminated by either party) with annual compensation of $120,000. The Company and each retained sales representative must also execute a mutually agreeable employment agreement containing reasonable non-solicitation clauses. Furthermore, the Seller must deliver definitive disclosure schedules to the Purchase Agreement in their final form to the Company, together with all documents referred to on them, within 20 days of the date of the Purchase Agreement.

The Purchase Agreement may be terminated at any time prior to closing by (i) mutual agreement of the parties; (ii) by any of the Company, the Stockholder or the Seller if there has been a material misrepresentation or breach of covenant or agreement contained in the Purchase Agreement on the part of the other and such breach of a covenant or agreement has not been promptly cured after at least 14 days’ written notice is given; (iii) by the Company if any of the Seller or Stockholder’s closing conditions set forth in the Purchase Agreement shall not have been satisfied before the 60th day following the date of the Purchase Agreement (the “Outside Date”), or such later date as the Company, the Stockholder and the Seller mutually agree in writing; or (iv) by the Seller or the Stockholder if any of the Company’s closing conditions set forth in the Purchase Agreement have not been satisfied before the Outside Date, or such later date as the Company, the Stockholder and the Seller mutually agree in writing. The Company may also terminate the Purchase Agreement within 20 days following the Seller’s delivery of disclosure schedules and the documents referred to in such schedules, if the Company objects to any information contained in such schedules or the contents of any such documents, and the Company and the Seller cannot agree on mutually satisfactory modifications to them.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of such document which is filed hereto as Exhibit 2.1, and which is incorporated herein by reference.

Item 8.01	Other Events.

On July 14, 2022, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached to this report as Exhibit 99.1. The press release furnished in this report as Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Asset Purchase Agreement, dated as of July 13, 2022, by and among Stran & Company, Inc., Trend Promotional Marketing Corporation (d/b/a Trend Brand Solutions) and Michael Krauser
99.1	Press Release dated July 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2022	STRAN & COMPANY, INC.

/s/ Andrew Shape
	Name:	Andrew Shape
	Title:	Chief Executive Officer